                                                          [LOGO OF STATE STREET]

                      STATE STREET BANK AND TRUST COMPANY

                            CUSTODIAN FEE SCHEDULE

                           FLAGSHIP TAX EXEMPT FUNDS
                            FLAGSHIP ADMIRAL SERIES
                                SEE SCHEDULE A
                 EFFECTIVE JANUARY 1, 1996 - DECEMBER 31, 1996

--------------------------------------------------------------------------------

I.     ADMINISTRATION
       --------------

       Custody, Portfolio and Fund Accounting Services - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

       The administration fee shown below is annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

                                              Custody, Portfolio
Fund Net Assets                               and Fund Accounting
---------------                               -------------------

First $50 Million                             1/15 of 1%
Next $100 Million                             1/30 of 1%
Excess                                        1/100 of 1%

Minimum: Monthly Charges
       Portfolios Under $30 Million           $3,000
       Portfolios Over $30 Million            $3,500


II.    PORTFOLIO TRANSACTIONS - FOR EACH LINE ITEM PROCESSED
       -----------------------------------------------------

       State Street Bank Repos                                $ 7.00

       Fed Book Entry                                         $12.00

       Maturity Collections                                   $ 8.00

       All other trades                                       $20.00

                                                          [LOGO OF STATE STREET]

III.   OPTIONS
       -------

       Option charge for each option written or
       closing contract, per issue, per broker                      $ 25.00

       Option expiration charge, per issue, per broker              $ 15.00

       Option exercised charge, per issue, per broker               $ 15.00

IV.    LENDING OF SECURITIES
       ---------------------

       Deliver loaned securities versus cash collateral             $ 20.00

       Deliver loaned securities versus securities collateral       $ 30.00

       Receive/deliver additional cash collateral                   $  6.00

       Substitutions of securities collateral                       $ 30.00

       Deliver cash collateral versus receipt of loaned
       securities                                                   $ 25.00

       Loan administration -- mark to market per day, per loan      $  3.00

V.     INTEREST RATE FUTURES
       ---------------------

       Transaction -- no security movement                          $ 10.00

VI.    COUPON BONDS
       ------------

       Monitoring for calls and processing coupons --
       for each coupon issue held -- monthly charge                 $  5.00

VII.   NAVIGATOR AUTOMATED PRICING FEE SCHEDULE
       ----------------------------------------

       Monthly Base Charge                                          $375.00
       Monthly Quote Charge:
        Municipal Bonds via Kenny/S & P or Muller Data              $ 16.00
       Corporate, Municipal, Convertible, Government Bonds
        and Adjustable Rate Preferred Stocks Via IDSI               $ 13.00
       Government, Corporate Bonds via Kenny/S & P or Muller        $ 11.00
       Government, Corporate and Convertible
        Bonds via Merrill Lynch                                     $ 11.00
       Foreign Bonds via Extel                                      $ 10.00
       Options, Futures and Private Placements                      $  6.00
       Listed Equities (including International) and OTC Equities   $  6.00

       For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio at month end.

VIII.  HOLDING CHARGE
       --------------

       For each issue maintained monthly charge                     $  3.75

                                                          [LOGO OF STATE STREET]

IX.    PRINCIPAL REDUCTION PAYMENTS
       ----------------------------

       Per paydown                                   $10.00

X.     EARNINGS CREDIT
       ---------------

       An earning credit will be applied toward custodian balances held on deposit with State Street Bank and Trust Company. The earnings credit will be based on 80% of the daily effective Federal Funds rate on the first business day of the month and will be applied against the above custodian fees. The earnings credit will be cumulative to offset month to month custodian fees, however, may not be carried over the calendar year end (December 31).

XI.    SPECIAL SERVICES
       ----------------

       Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting recordkeeping for options, financial futures, and other special items will be negotiated separately.

XII.   OUT-OF-POCKET EXPENSES
       ----------------------

       A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

              Telephone
              Wire Charges ($3.85 per wire and $3.70 out)
              Postage and Insurance
              Courier Service
              Duplicating
              Legal Fees
              Supplies Related to Fund records
              Rush Transfer -- $8.00 Each
              Sub-custodian Charges
              Price Waterhouse Audit Letter
              Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
              Affirmations - $1.00

XIII.  PAYMENT
       -------

       The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.


FLAGSHIP TAX EXEMPT FUNDS              STATE STREET BANK AND TRUST CO.
FLAGSHIP ADMIRAL SERIES FUNDS

BY: /s/ Michael D. Kalbfleisch         BY: /s/ M.L. Summers
   ---------------------------            --------------------------------
TITLE:  Treasurer                      TITLE:  Vice President
      ------------------------               -----------------------------
DATE:   1/25/96                        DATE:   1/18/96
     -------------------------              ------------------------------

                                                          [LOGO OF STATE STREET]


                                  SCHEDULE A
                                  ----------

                           FLAGSHIP TAX EXEMPT FUNDS

                    FLAGSHIP ALABAMA DOUBLE TAX EXEMPT FUND
                     FLAGSHIP ALL-AMERICAN TAX EXEMPT FUND
                    FLAGSHIP ARIZONA DOUBLE TAX EXEMPT FUND
                   FLAGSHIP COLORADO DOUBLE TAX EXEMPT FUND
                  FLAGSHIP CONNECTICUT DOUBLE TAX EXEMPT FUND
                    FLAGSHIP FLORIDA DOUBLE TAX EXEMPT FUND
                 FLAGSHIP FLORIDA INTERMEDIATE TAX EXEMPT FUND
                    FLAGSHIP GEORGIA DOUBLE TAX EXEMPT FUND
                     FLAGSHIP INTERMEDIATE TAX EXEMPT FUND
                    FLAGSHIP KANSAS DOUBLE TAX EXEMPT FUND
                FLAGSHIP KENTUCKY LIMITED TERM TAX EXEMPT FUND
                   FLAGSHIP KENTUCKY TRIPLE TAX EXEMPT FUND
                     FLAGSHIP LIMITED TERM TAX EXEMPT FUND
                   FLAGSHIP LOUISIANA DOUBLE TAX EXEMPT FUND
                   FLAGSHIP MICHIGAN TRIPLE TAX EXEMPT FUND
                       FLAGSHIP MISSOURI TAX EXEMPT FUND
                  FLAGSHIP NEW JERSEY DOUBLE TAX EXEMPT FUND
               FLAGSHIP NEW JERSEY INTERMEDIATE TAX EXEMPT FUND
                  FLAGSHIP NEW MEXICO DOUBLE TAX EXEMPT FUND
                       FLAGSHIP NEW YORK TAX EXEMPT FUND
                FLAGSHIP NORTH CAROLINA TRIPLE TAX EXEMPT FUND
                     FLAGSHIP OHIO DOUBLE TAX EXEMPT FUND
                 FLAGSHIP PENNSYLVANIA TRIPLE TAX EXEMPT FUND
                FLAGSHIP SOUTH CAROLINA DOUBLE TAX EXEMPT FUND
                   FLAGSHIP TENNESSEE DOUBLE TAX EXEMPT FUND
                   FLAGSHIP VIRGINIA DOUBLE TAX EXEMPT FUND
                   FLAGSHIP WISCONSIN DOUBLE TAX EXEMPT FUND

                            FLAGSHIP ADMIRAL SERIES

                         FLAGSHIP UTILITY INCOME FUND
                       FLAGSHIP GOVERNMENT LIMITED TERM
                     FLAGSHIP GOVERNMENT INTERMEDIATE FUND

                      STATE STREET BANK AND TRUST COMPANY

                            CUSTODIAN FEE SCHEDULE

                         FLAGSHIP GOLDEN RAINBOW FUND

                               7/1/96 - 12/31/96


--------------------------------------------------------------------------------

I.   ADMINISTRATION
     --------------

     Custody, Portfolio and Fund Accounting Services - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.


                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

                                              Custody, Portfolio
Fund Net Assets                               and Fund Accounting
---------------                               -------------------

Monthly Asset Charge                          3,500


II.  PORTFOLIO TRANSACTIONS - FOR EACH LINE ITEM PROCESSED
     -----------------------------------------------------

     State Street Bank Repos                                   $ 7.00

     Fed Book Entry                                            $12.00

     Maturity Collections                                      $ 8.00

     All other trades                                          $20.00



III. OPTIONS
     -------

     Option charge for each option written or
     closing contract, per issue, per broker                   $25.00

     Option expiration charge, per issue, per broker           $15.00

     Option exercised charge, per issue, per broker            $15.00

IV.    LENDING OF SECURITIES
       ---------------------

       Deliver loaned securities verse cash collateral                $ 20.00

       Deliver loaned securities versus securities collateral         $ 30.00

       Receive/deliver additional cash collateral                     $  6.00

       Substitutions of securities collateral                         $ 30.00

       Deliver cash collateral versus receipt of loaned               $ 25.00
       securities

       Loaned administration -- mark to market per day, per loan      $  3.00

V.     INTEREST RATE FUTURES
       ---------------------

       Transaction -- no security movement                            $ 10.00

VI.    COUPON BONDS
       ------------

       Monitoring for calls and processing coupons --
       for each coupon issue held -- monthly charge                   $  5.00

VII.   NAVIGATOR AUTOMATED PRICING FEE SCHEDULE
       ----------------------------------------

       Monthly Base Charge                                            $375.00
       Monthly Quote Charge:
        Municipal Bonds via Kenny/S & P or Muller Data                $ 16.00
       Corporate, Municipal, Convertible, Government Bonds
        and Adjustable Rate Preferred Stocks Via IDSI                 $ 13.00
       Government, Corporate and Convertible
        Bonds via Merrill Lynch                                       $ 11.00
       Foreign Bonds via Extel                                        $ 10.00
       Options, Futures and Private Placements                        $  6.00
       Listed Equities (including International) and OTC Equities     $  6.00

VIII.  HOLDING CHARGE
       --------------

       For each issue maintained monthly charge

IX.    PRINCIPAL REDUCTION PAYMENTS
       -----------------------------

       Per Paydown

X.     EARNINGS CREDIT
       ---------------

       An earning credit will be applied toward custodian balances held on deposit with State Street Bank and Trust Company. The earnings credit will be based on 80% of the daily effective Federal Funds rate on the first business day of the month and will be applied against the above custodian fees. The earnings credit will be cumulative to offset month to month custodian fees, however, may not be carried over the calendar year end (December 31).

XI.    Special Services

       Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting recordkeeping for options, financial futures, and other special items will be negotiated separately.

XII.   Out-of-Pocket Expenses

       A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                Telephone
                Wire Charges ($3.85 per wire and $3.70 out)
                Postage and Insurance
                Courier Service
                Duplicating
                Legal Fees
                Supplies Related to Fund records
                Rush Transfer -- $8.00 Each
                Sub-custodian Charges
                Price Waterhouse Audit Letter
                Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
                Affirmations - $1.00

XIII.  Payment

       The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.


THE GOLDEN RAINBOW FUND                STATE STREET BANK AND TRUST CO.


By: /s/ Michael D. Kalbfleisch         By: /s/ M.L. Summers
    --------------------------             ---------------------------
Title:  Treasurer                      Title:  Vice President
       -----------------------                ------------------------
Date:   8/2/96                         Date:   7/26/96
      ------------------------               -------------------------

                                   Exhibit D

                      STATE STREET BANK AND TRUST COMPANY

                           ADVERTISED YIELD SERVICES

                                 FEE SCHEDULE

GENERAL:    Provide performance results of the Fund in accordance with the
-------     provisions of our Yield Calculation Service Agreement.

ANNUAL MAINTENANCE FEE:
----------------------

            For each portfolio maintained, monthly charge is based on the number of holdings* as follows

            Holdings per Portfolio                    Monthly Charge
            ----------------------                    --------------
                     0 - 50                              $250
                     50 to 100                           $300
                     Over 100                            $350

            *For mortgage backed assets, the charge is per composite holding.





ACCEPTED:

FLAGSHIP GOLDEN RAINBOW FUND           STATE STREET BANK & TRUST COMPANY

BY: /s/ Michael D. Kalbfleisch         BY: /s/ M.L. Summers
    --------------------------             -------------------------
TITLE:  Treasurer                      TITLE: Vice President
       -----------------------                ----------------------
DATE:   8/2/96                         DATE:  7/26/96
      ------------------------               -----------------------

             DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
             ----------------------------------------------------

     AGREEMENT between Flagship (the "Customer") and State Street Bank and Trust Company ("State Street").

                                   PREAMBLE

     WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Agreement (the "Custodian Agreement") dated as of April 30, 1985.

     WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON/R/ Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

     WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.   SYSTEM AND DATA ACCESS SERVICES

     a. System. Subject to the terms and conditions of this Agreement, State Street hereby agrees to provide the Customer with access to State Street's Multicurrency HORIZON/R/ Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links of the Customer, as listed in Attachment B and solely with respect to the Customer (the "Configuration") or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

     b. Data Access Services. State Street agrees to make available to the Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to
(i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

     c. Additional Services. State Street may from time to time agree to make available to the Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.   NO USE OF THIRD PARTY SOFTWARE

     State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.   LIMITATION ON SCOPE OF USE

     a. Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer located in Dayton, Ohio ("Designated Location").

     b. Designated Configuration; Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

     c. Scope of Use. The Customer will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for the purposes of reporting and analysis. The Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services for any purposes other than as expressly authorized under this Agreement, (iii) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (iv) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer (v) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

     d. Other Locations. Except in the event of an emergency or of a planned System shutdown, the Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site agreed to by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

     e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

     f. No Modification. Without prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

     g. Security Procedures. The Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

     h. Inspections. State Street shall have the right to inspect the use of the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Investment Advisor's business.

        4.      PROPRIETARY INFORMATION

                a. Proprietary Information. The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained herein.

                b. Cooperation. Without limitation of the forgoing, the Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, cooperate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

                c. Injunctive Relief. The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the forgoing undertakings, in addition to any other legal remedies which may be available.

                d. Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

        5.      LIMITATION ON LIABILITY

                a. Limitation on Amount and Time for Bringing Action. The Customer agrees any liability of State Street to the Customer or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Customer for the preceding 24 months for such services. In no event shall State Street be liable to the Customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

     b. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. IN NO EVENT WILL STATE STREET BE LIABLE TO THE CUSTOMER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

     c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

     d. Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

     e. Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.   INDEMNIFICATION

     The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees or agents of the Customers and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instructions is undertaken in conformity with security procedures established by State Street from time to time.

7.   FEES

     Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claim exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.   TRAINING, IMPLEMENTATION AND CONVERSION

     a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's personnel in conjunction with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

     b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System.

     (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

     (ii) State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.   SUPPORT

     During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.  TERM OF AGREEMENT

     a. Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

     b.   Termination of Agreement.  Either party may terminate this Agreement
(i) for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjusted bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

     c. Termination of Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided however, that in the event that either party terminates this Agreement or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.  MISCELLANEOUS

     a. Assignment Successors. This Agreement and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or a party controlling, controlled by, or under common control with State Street.

     b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

     c. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

      d. Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

      e. Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date hereof.



                                       STATE STREET BANK AND TRUST COMPANY


                                By:  /s/ M.L. Summers
                                    ------------------------------------

                                Title:  Vice President
                                       ---------------------------------

                                Date:   3/26/96
                                      ----------------------------------


                                       FLAGSHIP FINANCIAL

                                By:  /s/ Michael D. Kalbfleisch
                                    ------------------------------------

                                Title:  Chief Financial Officer
                                       ---------------------------------

                                Date:   4/4/96
                                     -----------------------------------

                                 ATTACHMENT A

                           Multicurrency HORIZON/R/
                          System Product Description
                          --------------------------

I. The Multicurrency HORIZON/R/ Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance; 4) appropriate auotmated feeding mechanisms to
(i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytical services, (iv) customer's internal computing systems and (v) various State Street provided information services products.

II. SaFiRe\SM\. SaFiRe\SM\ is designed to provide the customer with the ability to prepare its own financial reports by permitting the customer to access customer information maintained on the Multicurrency HORIZON/R/ Accounting System, to organize such information in a flexible reporting format and to have such reports printed on the customer's desktop or by its printing provider.

                                 ATTACHMENT B

                           Designated Configuration

                                 ATTACHMENT C

                                  UNDERTAKING


        The undersigned understands that in the course of its employment as Investment Advisor to the Flagship Funds (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

        The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

        The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

        Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

                                       FLAGSHIP FINANCIAL

                                       By: /s/ Michael D. Kalbfleisch
                                           ------------------------------
                                       Title:  Chief Financial Officer
                                              ---------------------------
                                       Date:        4/4/96
                                             ----------------------------

                                 ATTACHMENT D
                                    SUPPORT


        During the term of this Agreement, State Street agrees to provide the following on-going support services:

        a. Telephone Support. The Customer Designated Persons may contact State Street's HORIZON/R/ Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

        b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

        c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as its practicable.

        d. System Enhancements. State Street will provide the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

        e. Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modifications. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

        f. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.